Exhibit 10.4

                                    Agreement

      Where as Robert L. Langguth is in the process of completing the legal work regarding the acquisition of approximately 1720 acres located in sections 3, 4, 5, 8 and 9, Township 3 South, Range 1 East GSRM, Maricopa County, Arizona.

      Where as El Capitan Precious Metals is interested in acquiring the subject property from Langguth and Langguth is desirous to sell the subject property the parties hereby agree to the following terms and conditions.

      1. That Langguth shall be paid a royalty of $1.00 per ton for each ton of iron ore shipped from the property. These royalty payments are due monthly.

              2. That Langguth shall also receive as payment for the minerals shipped from the subject property 3% of the before taxes profit that El Capitan receives from the sale, at market value, of the minerals from said property.

                  3. That El Capitan shall pay $100,000.00 to Langguth upon the completion of the permitting process required by the USBLM.

                       4. That on August 1, 2004 and every month thereafter until the permitting process is completed Langguth shall be paid $2500.00 monthly for managing the testing and further development of the property.

                           5. That both parties to this MEMORANDUM AGREEMENT
will formalize the above conditions into a more detail contract that outlines all the specification generally found in a document of this import i.e. accounting, legal issues be according to the law of Arizona, binding arbitration procedures, agreement shall inure to the benefit of heirs, successors and assigns and all other relevant conditions to protect the full interests of each party.

         THUS DONE READ AND SIGNED IN WITNESS WHEREOF the parties to this Agreement on the 26 day of July 2004, do hereby agree to the terms set forth above and have hereunto set their respective hands and seals.


El Capitan Precious Minerals, Inc.


s/Charles C. Mottley                                s/ Robert L. Langguth
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President                                           Robert L. Langguth
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Its Officer or Agent